Exhibit 10.34

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Double asterisks denote omissions.

Amendment No.1 to Master Research Services Agreement
By and Between
The Children’s Hospital of Philadelphia and Spark Therapeutics, Inc.

This amendment is made and entered into March 10, 2016 (the “Effective Date”) by and between The Children’s Hospital of Philadelphia, a Pennsylvania nonprofit corporation with its principal place of business at 34th Street and Civic Center Boulevard, Philadelphia, PA 19104 (“CHOP”) and Spark Therapeutics, Inc., (formerly known as AAVenue Therapeutics, LLC) a Delaware corporation with its principal place of business at 3737 Market Street, Suite 1300, Philadelphia, PA 19104 (“Spark Therapeutics”) (the “Amendment”).

Background
WHEREAS, Spark Therapeutics and CHOP entered into a Master Research Services Agreement dated October 14, 2013 (the “Agreement”);
WHEREAS, the Term of the Agreement for products other than RPE65 expired upon the completion of Services under the last work order executed by the parties prior to July 1, 2015;
WHEREAS, the parties desire to extend the Term of the Agreement for the Other Products.
NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Manufacturing Price. Section 1.15 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Manufacturing Price” shall mean, with respect to a Product, the agreed upon price for the Product set forth on the agreed upon Work Order for such Product, which shall consist of labor, materials and the other specified overhead costs as set forth on Exhibit B. Any additional Work Orders for such Product shall not exceed the original rate set forth on the original Work Order, increased by an amount equal to the change in the Consumer Price Index, published by the United States Bureau of Labor Statistics as of the date of the new Work Order, unless such increase is a direct result of an increase in cost of services or materials incurred by CHOP outside of CHOP’s control. CHOP shall provide information to justify such increase in costs, if requested by Spark.”

2.
Capacity and Priority. Section 2.2 is hereby amended by deleting from the last sentence of the section the following: “, and in the case of all Products, shall use reasonable efforts to accommodate requests by AAVT for manufacturing in excess of such capacity requirements.”

3.	Product. The definition of Product is hereby deleted in its entirety and replaced with the following:
““Product” shall mean each viral vector product manufactured by CHOP and purchased by AAVT from CHOP as set forth in a Work Order, including Custom Product, unless otherwise specified.”

4.	Custom Products. A new Section 2.6 is hereby added to the Agreement immediately following Section 2.5 which shall read in its entirety as set forth below:

“Custom Products. For Products manufactured using a method not previously qualified by CHOP (hereafter referred to as “Custom Products”), Spark Therapeutics (formerly AAVT) will provide the manufacturing method to CHOP using a formal technology transfer. For Custom Products, and after a protocol change in a qualified process that may affect manufacturing or release, CHOP will perform a process qualification run at cost to Spark Therapeutics and perform limited testing (for information only) to verify protocol performance. CHOP will provide samples from a qualification run (if requested by Spark) to allow Spark Therapeutics to verify performance. Spark Therapeutics will be required to formally accept completion of the technology transfer and agree that the transferred method (as used by CHOP) is acceptable for manufacture of the Product. Once a manufacturing method is transferred and qualified, any future batches shall be identified as a Product rather than a Custom Product.”

5.	Facility and Records. Section 3.1 is hereby amended by deleting in subsection (b) of the third sentence the word “expiration” and replacing it with the word “certification”.

6.	Term. Section 4.1(b) of the Agreement is hereby deleted in its entirety and replaced with the following:
“(b) with respect to all other Services under this Agreement, on the later of (i) June 30, 2018 (ii) the completion of all Services under the last Work Order executed by the Parties prior to June 30, 2018 (the “Other Products Term”). The Agreement may be renewed by mutual agreement of the Parties.”

7.	Fees. The second sentence of Section 5.1 of the Agreement is hereby deleted.

8.
Invoices. (a) The second sentence of Section 5.2 of the Agreement shall be deleted and replaced with the following: “Invoices shall contain a detailed breakdown of charges per batch, per week, and per lot (except when billing is based on milestones, in which case such detail shall be provided with the initial invoice) as set forth in the agreed upon Work Order.”

(a)A new sentence is hereby added to the end of section 5.2 of the Agreement to read as follows:

“An invoice for 1/3 of the total cost will be due [**] days in advance of the date set forth on the applicable Work Order under this Agreement. Spark Therapeutics will be invoiced and pay an additional 1/3 of the total cost of each Work Order upon completion of Product manufacturing, and the remaining 1/3 upon receipt and acceptance of the Product by Spark Therapeutics; provided that Spark Therapeutics does not unreasonably delay receipt and acceptance of the Product when made available by CHOP.”

9.	Financial Audit. The first sentence of Section 5.4 is hereby amended by replacing the words “[**] years” by “[**] years”.

10.
Remedy. A new sentence is hereby added to the end of Section 9.3 of the Agreement to read as follows: “The provisions in this section do not apply to Custom Products. CHOP will guarantee that Custom Products conform to the specifications set for sterility, endotoxin and mycoplasma, and will replace products not conforming to these specifications as defined herein, unless other specifications are specifically agreed to in the applicable Work Order.”

11.	Certificate of Analysis. A new Section 9.5 is hereby added to the Agreement immediately following Section 9.4 which shall read in its entirety as set forth below:

“Certificate of Analysis. Release and stability specifications will be set as per written CHOP policy entitled "AAV Investigational Drug products: Release and Stability Specifications". Assays not performed by CHOP, will not be included in the Certificate of Analysis issued by CHOP.”

12.	Exhibit B. Exhibit B to the Agreement is hereby deleted in its entirety and replaced with Exhibit B attached hereto.

13.	Exhibit C. Exhibit C, Form of Work Order, is hereby deleted in its entirety and replaced with Exhibit C attached hereto.

14.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of such counterparts shall together constitute one and the same agreement.

15.	Entire Agreement. There are no other agreements or understandings, written or oral, between the parties regarding the Amendment

IN WITNESS WHEREOF, CHOP and Spark Therapeutics have caused this Amendment to be executed as of the Effective Date.

Spark Therapeutics, Inc.                    The Children’s Hospital of Philadelphia

By:_/s/ Joseph W. La Barge______________            By:_/s/ Mary Tomlinson_____
Name: Joseph W. La Barge                    Name: Mary Tomlinson
Title:_General Counsel                        Title:_ SVP Research Administration
Date:_____3/9/2016______________________            Date:____3/9/16_________________

Exhibit B

WORK ORDER

Lot Start Date:

Budget

[VECTOR]
	Cost/batch	# Batches	Total Cost
Materials
QC testing
	Cost/week	# Weeks	Total Cost
Labor
Maintenance
	Cost/lot	# Lots	Total Cost
Materials
QC testing
Fill & Finish
Insurance
CMC Support
Shipping & Handling
Other
Stability[1]
Subtotal
Hospital Surcharge (Industry Rate)
Total

1.	Each Work Order shall specify which party shall be responsible for holding the stability samples and owning the stability protocol of the corresponding lot.

Exhibit C
FORM OF WORK ORDER

WORK ORDER # [___]

Pursuant to Section 2.1 of the Master Research Services Agreement dated October 14, 2013, as amended, by and between Spark Therapeutics, Inc. (f/k/a/ AAVenue Therapeutics, LLC) and The Children’s Hospital of Philadelphia (“CHOP”) and in consideration of the mutual promises contained therein and for other good and valuable consideration the receipt and adequacy of which each of the parties does hereby acknowledge, the parties hereby agree to this new Work Order entitled “______________________________________”, which is designated Work Order - #___.
This Work Order No. [__] includes Attachment 1 setting for the scope, budget and other costs associated with certain work being performed by CHOP related to the ___________________________.

SPARK THERAPEUTICS, INC.	THE CHILDREN’S HOSPITAL OF PHILADELPHIA

By:__________________________            By:__________________________
Name: _______________________            Name: _______________________
Title: ________________________            Title: ________________________
Date: ________________________            Date: ________________________

PO Number:    _____________________